UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2017, Lantana Place, L.L.C. (“Lantana”), a wholly owned subsidiary of Stratus Properties Inc. (“Stratus”), and Southside Bank, as lender, entered into a construction loan agreement, promissory note and other related loan documents providing for a $26,310,482 senior secured first lien construction loan (the “Loan”). The proceeds from the Loan will be used to finance the construction of the initial phase of Lantana Place, a mixed-use project. The initial phase will be comprised of 99,663 square feet of leasable space and will be anchored by a Moviehouse Theater & Eatery - a 12-screen high-quality dine-in movie theater - and a hotel.

Interest on the Loan is variable at one-month LIBOR plus 2.75 percent, subject to a minimum interest rate of 3.0 percent. Payments of interest only will be due and payable monthly beginning on June 1, 2017 and regularly thereafter through November 1, 2020. The principal balance of the Loan outstanding after November 1, 2020 will be payable in equal monthly installments of principal and interest based on a 30-year amortization. The Loan must be repaid in full on or before April 28, 2023. Lantana may prepay all or any portion of the Loan without penalty at any time prior to the final maturity date. Repayments under the Loan can be accelerated by the lender upon the occurrence of certain customary events of default.

As a condition to funding, Lantana is required to provide evidence of payment and contribution of at least $6,425,463 in project costs out of funds from sources other than Loan proceeds.

The Loan is secured by a deed of trust and security agreement that includes as collateral the Lantana Place project and all subsequent improvements, all leases and rents associated with the Lantana Place development, and any personal property owned by Lantana, including but not limited to all plans, specifications, permits, licenses, certificates and other entitlements related to Lantana Place.

The Loan contains affirmative and negative covenants usual and customary for loan agreements of this nature, including, but not limited to, a financial covenant to maintain a debt service coverage ratio of at least 1.35 to 1.00 at all times beginning on December 31, 2019.

The payment of the Loan has been fully guaranteed by Stratus. Stratus’ obligations as a guarantor will end when Lantana completes the initial phase of the Lantana Place development and demonstrates the ability to maintain a debt service coverage ratio of 1.50 to 1.00 for a period of six consecutive months.

The foregoing summary of the Loan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the construction loan agreement and promissory note, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Stratus issued a press release dated May 3, 2017, titled “Stratus Properties Inc. Obtains Financing For Lantana Place Development Project.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: May 3, 2017

Stratus Properties Inc.
Exhibit Index

Exhibit Number
10.1	Construction Loan Agreement by and between Lantana Place, L.L.C., as borrower, and Southside Bank, as lender, dated April 28, 2017.

10.2	Promissory Note by and between Lantana Place, L.L.C. and Southside Bank dated April 28, 2017.

99.1	Press Released dated May 3, 2017, titled “Stratus Properties Inc. Obtains Financing For Lantana Place Development Project.”